                                                                    EXHIBIT 99.1

                              IMMEON NETWORKS, LLC
                         (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                                DECEMBER 31,2001

                                                                BENNETT THRASHER

[BT LOGO]

  A Professional Corporation         INDEPENDENT AUDITORS' REPORT
Certified Public Accountants
               & Consultants

                                     To the Management Committee and Members of
   3330 Cumberland Boulevard         Immeon Networks, LLC
                   Suite 100
      Atlanta, Georgia 30339

                                     We have audited the accompanying balance
                                     sheet of Immeon Networks, LLC (a company in
              P 770,396.2200         the development stage) as of December
              F 770.390.0394         31,2001 and the related statements of
    www.Bennett-Thrasher.com         operations, members' deficit and cash flows
                                     for the period from inception (January 8, 2001) to December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

                                     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

                                     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Immeon Networks, LLC as of December 31, 2001 and the results of its operations and its cash flows for the period from inception (January 8, 2001) to December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

                                     /s/ Bennett Thrasher PC
                                     March 26,2004

Registered: Public Company
Accounting Oversight Board

Member: AICPA Center for
Public Company Audit Firms

Member: PCPS
AICPA Alliance for CPA Firms

Member: DFK International
Affiliated Offices Worldwide

IMMEON NETWORKS, LLC
(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET
DECEMBER 31, 2001

ASSETS
Current assets:
 Cash                                               $    72,700
 Accounts receivable                                     54,169
                                                    -----------
  Total current assets                              $   126,869
                                                    ===========

LIABILITIES AND MEMBERS' DEFICIT
Current liabilities:
 Accounts payable and accrued expenses              $ 3,109,410
 Deferred revenue                                         4,936
                                                    -----------
  Total current liabilities                           3,114,346
                                                    -----------
Commitments
Members' deficit:
 Initial capital contribution                             2,000
 Deficit accumulated during the development stage    (2,989,477)
                                                    -----------
  Total members' deficit                             (2,987,477)
                                                    -----------
                                                    $   126,869
                                                    ===========

See accompanying notes to financial statements.

IMMEON NETWORKS, LLC
(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS
FOR THE PERIOD FROM INCEPTION (JANUARY 8, 2001) TO DECEMBER 31, 2001

Revenue                                 $    99,977
                                        -----------
Costs and expenses:
 Cost of services rendered                1,661,868
 Selling and other operating expenses       648,534
 Administrative expenses                    779,052
                                        -----------
Net loss                                  3,089,454
                                        -----------
                                        $(2,989,477)
                                        ===========

See accompanying notes to financial statements.

IMMEON NETWORKS, LLC
(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF MEMBERS' DEFICIT
FOR THE PERIOD FROM INCEPTION (JANUARY 8, 2001) TO DECEMBER 31, 2001

                                                    DEFICIT ACCUMULATED
                                  INITIAL CAPITAL       DURING THE
                                    CONTRIBUTION     DEVELOPMENT STAGE          TOTAL
                                    ------------     -----------------          -----
Balance at January 8, 2001          $         -         $         -          $         -

Initial capital contribution              2,000                   -                2,000

Net loss                                      -          (2,989,477)          (2,989,477)
                                    -----------         -----------          -----------
Balance at December 31, 2001        $     2,000         $(2,989,477)         $(2,987,477)
                                    ===========         ===========          ===========

See accompanying note to financial statements.

IMMEON NETWORKS, LLC
(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM INCEPTION (JANUARY 8, 2001) TO DECEMBER 31, 2001

Cash flows from operating activities:
 Net loss                                                    $(2,989,477)
 Adjustments to reconcile net loss to net cash provided by
  operating activities:
   Changes in assets and liabilities:
    Accounts receivable                                          (54,169)
    Accounts payable and accrued expenses                      3,109,410
    Deferred revenue                                               4,936
                                                             -----------
     Net cash provided by operating activities                    70,700
                                                             -----------
Cash flows from financing activities:
 Initial capital contribution from members                         2,000
                                                             -----------
     Net cash provided by financing activities                     2,000
                                                             -----------

Net increase in cash                                              72,700
Cash at beginning of period                                            -
                                                             -----------
Cash at end of period                                        $    72,700
                                                             ===========

See accompanying notes to financial statements.

IMMEON NETWORKS, LLC
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2001

NOTE 1: NATURE OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF THE BUSINESS

Immeon Networks, LLC (the Company) was formed on January 8, 2001 as a limited liability company pursuant to the provisions of the Delaware Limited Liability Company Act (the Act) to engage in the business of marketing, selling and providing shared bandwidth-on-demand satellite services and satellite ground network services. The Company's services are available throughout the United States and also in portions of Canada and the Caribbean. The Company's corporate facilities are located in Norcross, Georgia and its network operations and customer service center are located in Carlsbad, California.

The period from inception (January 8, 2001) to December 31, 2001 is referred to herein as 2001.

FORMATION OF THE COMPANY

The terms of formation of the Company were specified by an operating agreement. The Company has two members consisting of ViaSat, Inc. (ViaSat) and Loral SpaceCom Corporation (Loral). The management committee is comprised of four representatives, two representatives of ViaSat and two representatives of Loral (individually, the managers; collectively, the management committee). The general manager, who is responsible for the day-to-day operations of the Company, is selected by ViaSat, subject to the approval of Loral.

The operating agreement provides for an initial capital contribution and additional capital contributions at the discretion of the management committee. The initial capitalization of the Company consisted of cash totaling $2,000 ($1,000 from ViaSat and $1,000 from Loral). As of December 31, 2001, no additional capital contributions have been made by the members. Operating losses of the Company are allocated to the members in accordance with each member's ownership interest in the Company. Once the Company obtains profitability, contributions previously provided by the members will be reimbursed based on the allocation of profits. After all contributions have been fully reimbursed to the members, each member is entitled to 50% of the net income of the Company, subject to certain adjustments. Pursuant to the terms of a service agreement between the members (see Note 3), services provided to the Company are considered additional capital contributions for the purposes of determining the allocation of net losses. Except as otherwise specifically provided for in the Act, the liability of the members is generally limited to their initial capital contributions, additional capital contributions (including contributions in the form of services) and advances to and financial guarantees that form additional basis in the Company.

The Company will continue indefinitely unless dissolved by the Act; unanimous consent of the members; withdrawal, expulsion or bankruptcy of the last remaining member; sale of substantially all assets of the Company; or bankruptcy of the Company.

USE OF ESTIMATES IN FINANCIAL STATEMENTS

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash and highly liquid investments that are readily convertible into cash and have a maturity of ninety days or less when purchased. At times, cash and cash equivalent balances may exceed federally insured amounts. The Company believes it mitigates any risk by depositing cash and investing in cash equivalents with major financial institutions.

ACCOUNTS RECEIVABLE

In the normal course of business, the Company extends unsecured credit to its customers. The Company performs ongoing credit evaluations of its customers. Accounts receivable are generally due under normal trade terms requiring payment within 30 days from the invoice date. Accounts receivable are stated at the amount billed to the customer. Management individually reviews all accounts receivable balances that exceed 90 days from invoice date and, based on an assessment of current creditworthiness, past payment history and historical loss experience, estimates the portion, if any, of the balance that will not be collected. Management believes that all outstanding accounts receivable are collectible and therefore has not established a valuation allowance.

There may be changes in future economic conditions that might give rise to results that differ from past experience. Management will continue to assess creditworthiness of customers and monitor whether a valuation allowance is necessary.

REVENUE RECOGNITION

Revenue from services is recognized in the period in which the services are provided.

Commissions are recognized as earned based on the terms of a distributor agreement with ViaSat (see Note 3).

Deferred revenue represents customer deposits for services to be provided or commissions to be earned and will be recognized as revenue in the period in which the services are provided or the commissions are earned.

INCOME TAXES

As a limited liability company, the Company is treated as a partnership for federal and state income tax purposes. Accordingly, no provision or benefit for federal and state income taxes has been recorded in the accompanying financial statements since all income, losses and tax credits from the Company's operations are reported on the members' income tax returns.

NOTE 2: FACTORS AFFECTING OPERATIONS

The Company is in the development stage as it is in the process of researching, developing and marketing its services. The Company has incurred accumulated losses since inception of approximately $3 million as a development stage company and continued losses are expected until the Company completes the research, development and marketing stage of its initial services and is able to market and sell such services.

The continuation of the Company's business as a going concern is contingent upon, among other things, the ability to achieve and maintain satisfactory levels of future profitable operations; obtain and maintain satisfactory levels of debt and/or equity financing; and provide sufficient cash from operations to meet current and future obligations. Although there are no assurances, management believes the Company will be able to achieve the objectives and continue as a going concern. The accompanying financial statements do not include any adjustments that may result from the outcome of these uncertainties.

NOTE 3: RELATED PARTY TRANSACTIONS

Due to the relationships between the parties involved, these transactions may not have been consummated on terms which would have been achieved with unrelated third parties.

The amount due to ViaSat at December 31, 2001 totaled approximately $2.8 million and the amount due to Loral at December 31, 2001 totaled approximately $320,000. These amounts are included in accounts payable and accrued expenses in the accompanying balance sheet.

SERVICE AGREEMENT

The Company entered into a service agreement with Loral and ViaSat. Under the terms of the agreement, Loral provides satellite capacity, and related services, to the Company and ViaSat provides communications equipment and hardware (ground equipment) to be used with the satellites provided by Loral. ViaSat has also agreed to operate a network operations center, manage sales and marketing and provide other services, such as general and administrative, engineering and technical assistance and research and development.

The Company's total cost for these services from ViaSat in 2001 was approximately $2.8 million. The total cost for satellite capacity from Loral in 2001 was approximately $320,000. These charges from ViaSat and Loral are referred to in the service agreement as eligible expenses.

In the event the Company has not generated sufficient cash to pay ViaSat and Loral for their respective eligible expenses, the Company will prorate any payment to ViaSat and Loral as a ratio of their respective cumulative unpaid eligible expenses to total cumulative unpaid eligible expenses. During 2001, the Company did not have sufficient cash to pay any eligible expenses.

DISTRIBUTOR AGREEMENT

The Company has entered into a distributor agreement with ViaSat pursuant to which the Company is entitled to receive a commission from ViaSat for equipment ViaSat sells to the Company's customers. During 2001, such commissions totaled $27,472 and are included in revenue in the accompanying statement of operations.

REFERRAL INCENTIVE PROGRAM

The Company has entered into a referral incentive program with ViaSat and Loral pursuant to which ViaSat and Loral are entitled to receive a commission from the Company for customer referrals. During 2001, such commissions were not significant.

SATELLITE SERVICES AGREEMENT

In November 2001, the Company and ViaSat entered into a five year agreement with PanAmSat Corporation (PanAmSat) for the Company to offer bandwidth-on-demand services to customers utilizing PanAmSat's satellite network.

NOTE 4: SUBSEQUENT EVENT

In July 2003, Loral filed for bankruptcy; therefore, its interest in the Company became a nonvoting interest. In January 2004, in Loral's bankruptcy proceedings, the bankruptcy court rejected the operating agreement (see Note 1) and the service agreement (see Note 3).

                                     *****

                              IMMEON NETWORKS, LLC
                         (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS
                                   (COMPILED)
                                DECEMBER 31,2002

                                                                BENNETT THRASHER

[BT LOGO]

  A Professional Corporation
Certified Public Accountants   COMPILATION REPORT OF INDEPENDENT PUBLIC
               & Consultants   ACCOUNTANTS

   3330 Cumberland Boulevard   To the Management Committee and Members of
                   suite 100   Immeon Networks, LLC
      Atlanta, Georgia 30339

              P 770.396.2200   We have compiled the accompanying balance sheet
              F 770.390.0394   of Immeon Networks, LLC (a company in the
    www.Bennett-Thrasher.com   development stage) as of December 31, 2002 and
                               the related statements of operations and members' deficit and cash flows for the year then ended and for the period from inception (January 8, 2001) to December 31, 2002, in accordance with Statements on Standards for Accounting and Review
                               Services issued by the American Institute of Certified Public Accountants.

                               A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion or any other form of assurance on them.

                               /s/ Bennett Thrasher PC
                               May 18,2004

Registered: Public Company
Accounting Oversight Board

Member: AICPA Center for
Public Company Audit Firms

Member: PCPS
AICPA Alliance for CPA Firms

Member: DFK International
Affiliated Offices Worldwide

IMMEON NETWORKS, LLC
(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET
DECEMBER 31, 2002

ASSETS
Current assets:
   Cash                                               $   271,790
   Accounts receivable                                    160,439
                                                      -----------
        Total current assets                          $   432,229
                                                      ===========

LIABILITIES AND MEMBERS' DEFICIT

Current liabilities:
   Accounts payable and accrued expenses              $ 5,922,228
   Customer deposits                                      100,108
                                                      -----------
        Total current liabilities                       6,022,336
                                                      -----------
 Members' deficit:
   Initial capital contribution                             2,000
   Deficit accumulated during the development stage    (5,592,107)
                                                      -----------
        Total members' deficit                         (5,590,107)
                                                      -----------
                                                      $   432,229
                                                      ===========

Prepared without audit. See accountants' compilation report and accompanying notes to financial statements.

IMMEON NETWORKS, LLC
(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2002 AND
FOR THE PERIOD FROM INCEPTION (JANUARY 8, 2001) TO DECEMBER 31, 2002

                                                          FROM
                                           2002        INCEPTION
Revenue                                $   430,762    $   530,739
                                       -----------    -----------
Costs and expenses:
 Cost of services rendered               1,504,197      3,166,065
 Selling and other operating expenses      605,785      1,254,319
 Administrative expenses                   923,410      1,702,462
                                       -----------    -----------
                                         3,033,392      6,122,846
                                       -----------    -----------
Net loss                               $(2,602,630)   $(5,592,107)
                                       ===========    ===========

Prepared without audit. See accountants' compilation report and accompanying notes to financial statements.

IMMEON NETWORKS, LLC
(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF MEMBERS' DEFICIT
FOR THE YEAR ENDED DECEMBER 31, 2002 AND
FOR THE PERIOD FROM INCEPTION (JANUARY 8, 2001) TO DECEMBER 31, 2003

                                                            DEFICIT ACCUMULATED
                                         INITIAL CAPITAL         DURING THE
                                           CONTRIBUTION      DEVELOPMENT STAGE          TOTAL
Balance at January 8, 2001                 $         -          $         -          $         -

Initial capital contribution                     2,000                    -                2,000

Net loss                                             -           (2,989,477)          (2,989,477)
                                           -----------          -----------          -----------
Balance at December 31, 2001                     2,000           (2,989,477)          (2,987,477)

Net loss                                             -           (2,602,630)          (2,602,630)
                                           -----------          -----------          -----------
Balance at December 31, 2002               $     2,000          $(5,592,107)         $(5,590,107)
                                           ===========          ===========          ===========

Prepared without audit. See accountants' compilation report and accompanying notes to financial statements.

IMMEON NETWORKS, LLC
(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2002 AND
FOR THE PERIOD FROM INCEPTION (JANUARY 8, 2001) TO DECEMBER 31, 2002

                                                                                FROM
                                                                 2002        INCEPTION
Cash flows from operating activities:
 Net loss                                                    $(2,602,630)   $(5,592,107)
 Adjustments to reconcile net loss to net cash provided by
  operating activities:
   Changes in assets and liabilities:
    Accounts receivable                                         (106,270)      (160,439)
    Accounts payable and accrued expenses                      2,812,818      5,922,228
    Customer deposits                                             95,172        100,108
                                                             -----------    -----------
     Net cash provided by operating activities                   199,090        269,790
                                                             -----------    -----------
Cash flows from financing activities:
 Initial capital contribution from members                             -          2,000
                                                             -----------    -----------
     Net cash provided by financing activities                         -          2,000
                                                             -----------    -----------
Net increase in cash                                             199,090        271,790
Cash at beginning of year                                         72,700              -
                                                             -----------    -----------
Cash at end of year                                          $   271,790    $   271,790
                                                             ===========    ===========

Prepared without audit. See accountants' compilation report and accompanying notes to financial statements.

IMMEON NETWORKS, LLC
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2002

NOTE 1: NATURE OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF THE BUSINESS

Immeon Networks, LLC (the "Company") was formed on January 8, 2001 as a limited liability company pursuant to the provisions of the Delaware Limited Liability Company Act (the "Act") to engage in the business of marketing, selling and providing bandwidth-on-demand satellite communication services. The Company's services are available throughout the United States and also in portions of Canada and the Caribbean. The Company's corporate facilities, network operations center and customer service center are located in Carlsbad, California.

FORMATION OF THE COMPANY

The terms of formation of the Company were specified by an operating agreement. The Company has two members consisting of ViaSat, Inc. (ViaSat) and Loral SpaceCom Corporation (Loral). The management committee is comprised of four representatives, two representatives of ViaSat and two representatives of Loral (individually, the managers; collectively, the management committee). The general manager, who is responsible for managing the day-to-day operations of the Company, is selected by ViaSat, subject to the approval of Loral.

The operating agreement provides for an initial capital contribution and additional capital contributions at the discretion of the management committee. The initial capitalization of the Company consisted of cash totaling $2,000 ($1,000 from ViaSat and $1,000 from Loral). Operating losses of the Company are allocated to the members in accordance with each member's ownership interest in the Company. Once the Company obtains profitability, contributions previously provided by the members will be reimbursed based on the allocation of profits. After all contributions have been fully reimbursed to the members, each member is entitled to 50% of the net income of the Company, subject to certain adjustments. Pursuant to the terms of a service agreement between the members (see Note 3), services provided to the Company are considered additional capital contributions for the purposes of determining the allocation of net losses. Except as otherwise specifically provided for in the Act, the liability of the members is generally limited to their initial capital contributions, additional capital contributions (including contributions in the form of services) and advances to and financial guarantees that form additional basis in the Company.

The Company will continue indefinitely unless dissolved by the Act; unanimous consent of the members; withdrawal, expulsion or bankruptcy of the last remaining member; sale of substantially all assets of the Company; or bankruptcy of the Company.

USE OF ESTIMATES IN FINANCIAL STATEMENTS

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash and highly liquid investments that are readily convertible into cash and have a maturity of ninety days or less when purchased. At times, cash and cash equivalent balances may exceed federally insured amounts. The Company believes it mitigates any risk by depositing cash and investing in cash equivalents with major financial institutions.

ACCOUNTS RECEIVABLE

In the normal course of business, the Company extends unsecured credit to its customers. The Company performs ongoing credit evaluations of its customers. Accounts receivable are generally due under normal trade terms requiring payment within 30 days from the invoice date. Accounts receivable are stated at the amount billed to the customer. Management individually reviews all accounts receivable balances that exceed 90 days from invoice date and, based on an assessment of current creditworthiness, past payment history and historical loss experience, estimates the portion, if any, of the balance that will not be collected. Management believes that all outstanding accounts receivable are collectible and therefore has not established a valuation allowance.

There may be changes in future economic conditions that might give rise to results that differ from past experience. Management will continue to assess creditworthiness of customers and monitor whether a valuation allowance is necessary.

REVENUE RECOGNITION

Revenue from services is recognized in the period in which the services are provided.

Commissions are recognized as earned (see Note 3).

Deferred revenue represents customer deposits for services to be provided or commissions to be earned and will be recognized as revenue in the period in which the services are provided or the commissions are earned.

INCOME TAXES

As a limited liability company, the Company is treated as a partnership for federal and state income tax purposes. Accordingly, no provision or benefit for federal and state income taxes has been recorded in the accompanying financial statements since all income, losses and tax credits from the Company's operations are reported on the members' income tax returns.

NOTE 2: FACTORS AFFECTING OPERATIONS

The Company is in the development stage as it is in the process of marketing its services. The Company has incurred accumulated losses since inception of approximately $5.6 million as a development stage company. Continued losses are expected until the Company completes the marketing stage of its initial services and is able to obtain and maintain a customer base generating sufficient revenue to generate a profit.

The continuation of the Company's business as a going concern is contingent upon, among other things, the ability to achieve and maintain satisfactory levels of future profitable operations; obtain and maintain satisfactory levels of debt and/or equity financing; and provide sufficient cash from operations to meet current and future obligations. Although there are no assurances, management believes the Company will be able to achieve the objectives and continue as a going concern at least through the end of the service agreement. The accompanying financial statements do not include any adjustments that may result from the outcome of these uncertainties.

NOTE 3: RELATED PARTY TRANSACTIONS

Due to the relationships between the parties involved, these transactions may not have been consummated on terms which would have been achieved with unrelated third parties.

The amount due to ViaSat at December 31, 2002 totaled approximately $5.3 million and the amount due to Loral at December 31, 2002 totaled approximately $625,000. These amounts are included in accounts payable and accrued expenses in the accompanying balance sheet.

SERVICE AGREEMENT

The Company entered into a service agreement with Loral and ViaSat. Under the terms of the agreement, Loral provides satellite capacity, and related services, to the Company and ViaSat provides communications equipment and hardware (ground equipment) to be used with the satellites provided by Loral. ViaSat has also agreed to operate a network operations center, manage sales and marketing and provide other services, such as general and administrative, engineering and technical assistance and research and development.

The Company's total cost for these services from ViaSat was approximately $2.6 million in 2002 and approximately $5.4 million from inception. The total cost for satellite capacity from Loral in 2002 was approximately $443,743 and approximately $780,000 from inception. These charges from ViaSat and Loral are referred to in the service agreement as eligible expenses.

In the event the Company has not generated sufficient cash to pay ViaSat and Loral for their respective eligible expenses, the Company will prorate any payment to ViaSat and Loral as a ratio of their respective cumulative unpaid eligible expenses to total cumulative unpaid eligible expenses. During 2002 and since inception, the Company did not have sufficient cash to pay any eligible expenses.

DISTRIBUTOR AGREEMENT

The Company has entered into a distributor agreement with ViaSat pursuant to which the Company is entitled to receive a commission from ViaSat for equipment ViaSat sells to the Company's customers. Such commissions totaled $26,612 during 2002 and $54,084 since inception and are included in revenue in the accompanying statements of operations.

REFERRAL INCENTIVE PROGRAM

The Company has entered into a referral incentive program with ViaSat and Loral pursuant to which ViaSat and Loral are entitled to receive a commission from the Company for customer referrals. During 2002 and since inception, such commissions were not significant.

SATELLITE SERVICES AGREEMENT

In November 2001, the Company and ViaSat entered into a five year agreement with PanAmSat Corporation (PanAmSat) for the Company to offer bandwidth-on-demand services to customers utilizing PanAmSat's satellite network.

NOTE 4: SUBSEQUENT EVENT

In July 2003, Loral filed for bankruptcy; therefore, its interest in the Company became a nonvoting interest. In January 2004, pursuant to the bankruptcy proceedings for Loral, the bankruptcy court rejected the operating agreement (see Note 1) and the service agreement (see Note 3). Accordingly, subsequent to January 2004, Loral is no longer a member of the Company. ViaSat continues to operate as the sole member and ViaSat and Loral have executed a new agreement for Loral to provide bandwidth to the Company at market rates.

                                     *****